Exhibit 99.1

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

The 6.375% Senior Notes, of which $330,000 aggregate principal amount was outstanding as of September 30, 2014, were issued by Hillman Group and are fully and unconditionally guaranteed on a joint and several basis by The Hillman Companies, Inc., Hillman Investment Company, and certain of the Company’s wholly-owned subsidiaries. The non-guarantor information presented represents our Australian, Canadian, and Mexican subsidiaries.

The following financial information presents condensed consolidating statements of comprehensive loss, balance sheets, and cash flows for the Hillman Group, all guarantor subsidiaries, all non-guarantor subsidiaries, and the eliminations necessary to provide the consolidated results for the Hillman Companies and subsidiaries. For purposes of this presentation, we have accounted for investments in our subsidiaries using the equity method of accounting. The principal consolidating adjustments eliminate investment in subsidiary and intercompany balances and transactions.

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Statements of Comprehensive Income (Unaudited)

For the three months ended September 30, 2014

(Amounts in thousands)

	Successor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated

Net sales	$—	$151,167	$5,233	$39,556	$—	$195,956
Cost of sales (exclusive of depreciation and amortization shown separately below)	—	71,287	3,721	24,647	—	99,655
Selling, general and administrative expenses	332	45,556	995	11,107	—	57,990
Transaction, acquisition and integration expenses	—	79	—	—	—	79
Depreciation	—	7,261	21	666	—	7,948
Amortization	6,835	772	—	259	—	7,866
Intercompany administrative (income) expense	—	(108)	—	108	—	—
Management and transaction fees to related party	—	138	—	—	—	138
Other (income) expense, net	5	(59)	—	(972)	—	(1,026)

(Loss) income from operations	(7,172)	26,241	496	3,741	—	23,306

Intercompany interest (income) expense	(3,057)	3,057	—	—	—	—
Interest (income) expense, net	(226)	13,137	—	1,763	—	14,674
Interest expense on junior subordinated debentures	3,152	—	—	—	—	3,152
Investment income on trust common securities	(94)	—	—	—	—	(94)

(Loss) income before equity in subsidiaries’ income	(6,947)	10,047	496	1,978	—	5,574
Equity in subsidiaries’ (loss) income	10,995	1,013	—	—	(12,008)	—

(Loss) income before income taxes	4,048	11,060	496	1,978	(12,008)	5,574
Income tax (benefit) provision	2,236	65	338	1,123	—	3,762

Net (loss) income	$1,812	$10,995	$158	$855	$(12,008)	$1,812

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(4,766)	—	(12,209)	12,095	(4,880)

Total comprehensive (loss) income	$1,812	$6,229	$158	$(11,354)	$87	$(3,068)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Statements of Comprehensive Income (Unaudited)

For the three months ended September 30, 2013

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated

Net sales	$—	$144,589	$9,218	$38,575	$—	$192,382
Cost of sales (exclusive of depreciation and amortization shown below)	—	68,492	6,574	22,739	—	97,805
Selling, general and administrative expenses	1,672	43,576	1,792	11,579	—	58,619
Acquisition and integration expenses	—	639	11	712	—	1,362
Depreciation	—	5,276	21	462	—	5,759
Amortization	4,515	772	—	267	—	5,554
Intercompany administrative (income) expense	—	(88)	—	88	—	—
Management fees to related party	—	63	—	—	—	63
Other (income) expense, net	(148)	987	53	(101)	—	791

Income (loss) from operations	(6,039)	24,872	767	2,829	—	22,429

Intercompany interest (income) expense	(3,058)	3,058	—	—	—	—
Interest expense, net	(49)	10,208	—	1,816	—	11,975
Interest expense on junior subordinated debentures	3,152	—	—	—	—	3,152
Investment income on trust common securities	(95)	—	—	—	—	(95)

Income (loss) before equity in subsidiaries’ income	(5,989)	11,606	767	1,013	—	7,397
Equity in subsidiaries’ income (loss)	14,679	3,073	—	—	(17,752)	—

Income (loss) before income taxes	8,690	14,679	767	1,013	(17,752)	7,397
Income tax provision (benefit)	6,942	—	(2,240)	947	—	5,649

Net income (loss)	$1,748	$14,679	$3,007	$66	$(17,752)	$1,748

Other comprehensive income (loss):
Foreign currency translation adjustments	—	2,122	—	(163)	—	1,959

Total comprehensive income (loss)	$1,748	$16,801	$3,007	$(97)	$(17,752)	$3,707

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Statements of Comprehensive Income (Unaudited)

For the period from June 30, 2014 through September 30, 2014

(Amounts in thousands)

	Successor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated

Net sales	$—	$151,167	$5,233	$39,556	$—	$195,956
Cost of sales (exclusive of depreciation and amortization shown separately below)	—	71,287	3,721	24,647	—	99,655
Selling, general and administrative expenses	332	45,556	995	11,107	—	57,990
Transaction, acquisition and integration expenses	22,018	79	—	—	—	22,097
Depreciation	—	7,261	21	666	—	7,948
Amortization	6,835	772	—	259	—	7,866
Intercompany administrative (income) expense	—	(108)	—	108	—	—
Management and transaction fees to related party	—	138	—	—	—	138
Other (income) expense, net	5	(59)	—	(972)	—	(1,026)

(Loss) income from operations	(29,190)	26,241	496	3,741	—	1,288

Intercompany interest (income) expense	(3,057)	3,057	—	—	—	—
Interest (income) expense, net	(226)	13,137	—	1,763	—	14,674
Interest expense on junior subordinated debentures	3,152	—	—	—	—	3,152
Investment income on trust common securities	(94)	—	—	—	—	(94)

(Loss) income before equity in subsidiaries’ income	(28,965)	10,047	496	1,978	—	(16,444)
Equity in subsidiaries’ (loss) income	10,995	1,013	—	—	(12,008)	—

(Loss) income before income taxes	(17,970)	11,060	496	1,978	(12,008)	(16,444)
Income tax (benefit) provision	(3,992)	65	338	1,123	—	(2,466)

Net (loss) income	$(13,978)	$10,995	$158	$855	$(12,008)	$(13,978)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(4,766)	—	(12,209)	12,095	(4,880)

Total comprehensive (loss) income	$(13,978)	$6,229	$158	$(11,354)	$87	$(18,858)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Statements of Comprehensive Income (Loss) (Unaudited)

For the six months ended June 29, 2014

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated

Net sales	$—	$263,194	$16,053	$78,130	$—	$357,377
Cost of sales (exclusive of depreciation and amortization shown separately below)	—	123,971	11,185	48,186	—	183,342
Selling, general and administrative expenses	39,324	90,090	3,656	23,692	—	156,762
Transaction, acquisition and integration expenses	—	31,681	—	—	—	31,681
Depreciation	—	12,789	48	1,312	—	14,149
Amortization	9,029	1,543	—	521	—	11,093
Intercompany administrative (income) expense	—	(216)	—	216	—	—
Management and transaction fees to related party	—	15	—	—	—	15
Other (income) expense, net	(95)	151	10	(343)	—	(277)

(Loss) income from operations	(48,258)	3,170	1,154	4,546	—	(39,388)

Intercompany interest (income) expense	(6,117)	6,117	—	—	—	—
Interest (income) expense, net	(103)	19,802	—	3,451	—	23,150
Interest expense on junior subordinated debentures	6,305	—	—	—	—	6,305
Investment income on trust common securities	(189)	—	—	—	—	(189)

(Loss) income before equity in subsidiaries’ income	(48,154)	(22,749)	1,154	1,095	—	(68,654)
Equity in subsidiaries’ (loss) income	(21,498)	1,251	—	—	20,247	—

(Loss) income before income taxes	(69,652)	(21,498)	1,154	1,095	20,247	(68,654)
Income tax (benefit) provision	(25,126)	—	426	572	—	(24,128)

Net (loss) income	$(44,526)	$(21,498)	$728	$523	$20,247	$(44,526)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(151)	—	(102)	158	(95)

Total comprehensive (loss) income	$(44,526)	$(21,649)	$728	$421	$20,405	$(44,621)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Statements of Comprehensive Income (Unaudited)

For the nine months ended September 30, 2013

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated

Net sales	$—	$401,351	$24,686	$102,975	$—	$529,012
Cost of sales (exclusive of depreciation and amortization shown separately below)	—	191,012	17,719	63,058	—	271,789
Selling, general and administrative expenses	6,582	125,874	4,816	29,499	—	166,771
Acquisition and integration expenses	—	2,936	62	2,546	—	5,544
Depreciation	—	16,409	56	1,109	—	17,574
Amortization	13,544	2,315	—	700	—	16,559
Intercompany administrative (income) expense	—	(261)	—	261	—	—
Management and transaction fees to related party	—	63	—	—	—	63
Other (income) expense, net	(217)	2,434	(43)	752	—	2,926

Income (loss) from operations	(19,909)	60,569	2,076	5,050	—	47,786

Intercompany interest (income) expense	(9,174)	9,178	—	(4)	—	—
Interest expense, net	(141)	31,638	—	4,533	—	36,030
Interest expense on junior subordinated debentures	9,457	—	—	—	—	9,457
Investment income on trust common securities	(284)	—	—	—	—	(284)

Income (loss) before equity in subsidiaries’ income	(19,767)	19,753	2,076	521	—	2,583
Equity in subsidiaries’ income (loss)	22,229	2,476	—	—	(24,705)	—

Income (loss) before income taxes	2,462	22,229	2,076	521	(24,705)	2,583
Income tax provision (benefit)	636	—	(1,300)	1,421	—	757

Net income (loss)	$1,826	$22,229	$3,376	$(900)	$(24,705)	$1,826

Other comprehensive income (loss):
Foreign currency translation adjustments	—	(2,100)	—	(154)	—	(2,254)

Total comprehensive income (loss)	$1,826	$20,129	$3,376	$(1,054)	$(24,705)	$(428)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Balance Sheet (Unaudited)

As of September 30, 2014

(Amounts in thousands)

	Successor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$5,153	$530	$4,877	$—	$10,561
Restricted investments	280	—	—	—	—	280
Accounts receivable, net	—	81,319	1,975	27,898	—	111,192
Inventories, net	—	130,081	5,864	64,267	(339)	199,873
Deferred income taxes	8,729	277	604	879	(110)	10,379
Other current assets	—	7,601	104	2,439	—	10,144

Total current assets	9,010	224,431	9,077	100,360	(449)	342,429
Intercompany notes receivable	105,446	112,408	(8,024)	(104,384)	(105,446)	—
Intercompany interest receivable	9,174	6,983	—	—	(16,157)	—
Investments in subsidiaries	(938,613)	23,704	158	257,557	657,194	—
Property and equipment, net	—	79,760	272	12,450	—	92,482
Goodwill	964,599	355,070	(62)	19,512	(548,026)	791,093
Other intangibles, net	499,142	40,644	250	23,550	—	563,586
Restricted investments	1,797	—	—	—	—	1,797
Deferred income taxes	54,327	143	(608)	(850)	(53,012)	—
Deferred financing fees	—	25,331	—	—	—	25,331
Investment in trust common securities	3,261	—	—	—	—	3,261
Other assets	—	1,237	25	105	—	1,367

Total assets	$708,143	$869,711	$1,088	$308,300	$(65,896)	$1,821,346

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$—	$46,303	$319	$13,665	$—	$60,287
Current portion of senior term loans	—	5,500	—	—	—	5,500
Current portion of capitalized lease and other obligations	—	266	—	—	—	266
Interest payable on junior subordinated debentures	1,019	—	—	—	—	1,019
Intercompany interest payable	—	9,174	—	6,983	(16,157)	—
Accrued expenses:
Salaries and wages	—	4,367	130	1,185	—	5,682
Pricing allowances	—	3,410	8	4,046	—	7,464
Income and other taxes	(824)	2,300	105	1,907	—	3,488
Interest	—	9,324	—	—	—	9,324
Deferred compensation	280	—	—	—	—	280
Other accrued expenses	—	8,094	44	1,371	—	9,509

Total current liabilities	475	88,738	606	29,157	(16,157)	102,819

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Balance Sheet (Unaudited)

As of September 30, 2014

(Amounts in thousands)

	Successor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
LIABILITIES AND STOCKHOLDERS’ EQUITY(CONTINUED)
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term senior term loans	—	544,500	—	—	—	544,500
Bank revolving credit	—	3,000	—	—	—	3,000
Long term portion of capitalized leases and other obligations	—	401	—	—	—	401
Long term senior notes	—	330,000	—	—	—	330,000
Junior subordinated debentures	130,915	—	—	—	—	130,915
Deferred compensation	1,797	—	—	—	—	1,797
Deferred income taxes, net	222,929	—	274	7,944	(53,122)	178,025
Other non-current liabilities	—	3,144	—	1,338	—	4,482

Total liabilities	356,116	1,075,229	880	38,439	(174,725)	1,295,939

Commitments and Contingencies

Stockholders’ Equity:
Preferred Stock:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at September 30, 2014	—	—	—	—	—	—
Common Stock:
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at September 30, 2014	—	—	50	—	(50)	—

Additional paid-in capital	545,265	—	—	303,852	(304,852)	544,265
Accumulated deficit	(193,238)	(200,752)	158	(8,722)	388,576	(13,978)
Accumulated other comprehensive (loss) income	—	(4,766)	—	(25,269)	25,155	(4,880)

Total stockholders’ equity	352,027	(205,518)	208	269,861	108,829	525,407

Total liabilities and stockholders’ equity	$708,143	$869,711	$1,088	$308,300	$(65,896)	$1,821,346

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Balance Sheet (Unaudited)

As of December 31, 2013

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$27,553	$792	$6,623	$—	$34,969
Restricted investments	2,856	—	—	—	—	2,856
Accounts receivable, net	—	71,173	1,043	15,299	—	87,515
Inventories, net	—	101,386	10,048	66,450	(304)	177,580
Deferred income taxes	10,041	—	830	830	(605)	11,096
Other current assets	—	6,006	322	2,754	—	9,082

Total current assets	12,898	206,118	13,035	91,956	(909)	323,098
Intercompany notes receivable	105,446	103,422	—	(103,422)	(105,446)	—
Intercompany interest receivable	—	1,975	—	—	(1,975)	—
Investments in subsidiaries	(648,310)	28,122	507	263,216	356,465	—
Property and equipment	—	81,406	400	14,012	—	95,818
Goodwill	418,947	24,512	2,701	19,787	280	466,227
Other intangibles	293,774	42,959	250	25,382	—	362,365
Restricted investments	1,530	—	—	—	—	1,530
Deferred income taxes	31,349	—	(616)	2,095	(32,828)	—
Deferred financing fees, net	—	9,798	—	—	—	9,798
Investment in trust common securities	3,261	—	—	—	—	3,261
Other assets	—	2,442	25	292	—	2,759

Total assets	$218,895	$500,754	$16,302	$313,318	$215,587	$1,264,856

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$—	$25,610	$1,036	$17,723	$—	$44,369
Current portion of senior term loans	—	3,968	—	—	—	3,968
Intercompany interest payable	—	—	—	1,975	(1,975)	—
Current portion of capitalized lease and other obligations	—	219	—	—	—	219
Accrued expenses:
Salaries and wages	—	8,462	287	3,115	—	11,864
Pricing allowances	—	3,791	1	2,418	—	6,210
Income and other taxes	(568)	2,267	30	1,392	—	3,121
Interest	—	2,674	—	—	—	2,674
Deferred compensation	2,856	—	—	—	—	2,856
Other accrued expenses	—	6,191	261	2,579	—	9,031

Total current liabilities	2,288	53,182	1,615	29,202	(1,975)	84,312

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Balance Sheet (Unaudited)

As of December 31, 2013

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
LIABILITIES AND STOCKHOLDERS’ EQUITY(CONTINUED)
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term senior term loans	—	377,641	—	—	—	377,641
Long term portion of capitalized lease and other obligations	—	337	—	—	—	337
Long term senior notes	—	271,750	—	—	—	271,750
Junior subordinated debentures	114,941	—	—	—	—	114,941
Deferred compensation	1,530	—	—	—	—	1,530
Deferred income taxes, net	143,313	—	260	9,920	(33,433)	120,060
Other non-current liabilities	9,618	5,773	—	—	—	15,391

Total liabilities	271,690	814,129	1,875	39,122	(140,854)	985,962

Common stock with put options:
Common stock, $.01 par, 5,000 shares authorized, 161.2 issued and outstanding at December 31, 2013	16,975	—	—	—	—	16,975

Commitments and Contingencies

Stockholders’ Equity:
Preferred Stock:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at December 31, 2013	—	—	—	—	—	—
Common Stock:
Common stock, $.01 par, 5,000 shares authorized, 4,838.8 issued and outstanding at December 31, 2013	—	—	50	—	(50)	—

Additional paid-in capital	116,659	(130,559)	11,711	293,717	1,461	292,989
Accumulated deficit	(186,429)	(177,173)	2,666	(6,522)	341,259	(26,199)
Accumulated other comprehensive (loss) income	—	(5,643)	—	(12,999)	13,771	(4,871)

Total stockholders’ (deficit) equity	(69,770)	(313,375)	14,427	274,196	356,441	261,919

Total liabilities and stockholders’ equity	$218,895	$500,754	$16,302	$313,318	$215,587	$1,264,856

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Statement of Cash Flows (Unaudited)

For the nine months ended September 30, 2014

(Amounts in thousands)

	Successor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Cash flows from operating activities:
Net (loss) income	$(2,956)	$(12,035)	$158	$855	$—	$(13,978)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	6,837	8,031	21	925	—	15,814
Dispositions of property and equipment	—	20	—	—	—	20
Deferred income tax (benefit) provision	(1,561)	54	6	1,508	—	7
Deferred financing and original issue discount amortization	226	1,024	—	—	—	1,250
Stock-based compensation expense	336	—	—	—	—	336
Other non-cash interest expense	—	137	—	—	—	137
Changes in operating items:
Accounts receivable	—	(294)	336	1,885	—	1,927
Inventories	—	(5,888)	(153)	(1,505)	—	(7,546)
Other assets	—	1,620	746	(12,410)	—	(10,044)
Accounts payable	—	(5,700)	(503)	6,691	—	488
Interest payable on junior subordinated debentures	—	—	—	—	—	—
Other accrued liabilities	(135)	(24,954)	14	(2,766)	—	(27,841)
Other items, net	182,940	(181,335)	(739)	41	—	907

Net cash provided by (used for) operating activities	185,687	(219,320)	(114)	(4,776)	—	(38,523)

Cash flows from investing activities:
Acquisition of Hillman Companies, Inc.	(729,616)	—	—	—	—	(729,616)
Capital expenditures	—	(5,729)	(24)	(387)	—	(6,140)

Net cash (used for) investing activities	(729,616)	(5,729)	(24)	(387)	—	(735,756)

Cash flows from financing activities:
Borrowings of senior term loans	—	550,000	—	—	—	550,000
Repayments of senior term loans	—	(384,407)	—	—	—	(384,407)
Borrowings on revolving credit loans	—	16,000	—	—	—	16,000
Repayments of revolving credit loans	—	(13,000)	—	—	—	(13,000)
Principal payments under capitalized lease obligations	—	(47)	—	—	—	(47)
Borrowings of senior notes	—	330,000	—	—	—	330,000
Repayment of senior notes	—	(265,000)	—	—	—	(265,000)
Proceeds from exercise of stock options	543,929	—	—	—	—	543,929
Financing fees, net	—	(26,355)	—	—	—	(26,355)

Net cash (used for) financing activities	543,929	207,191	—	—	—	751,120

Effect of exchange rate changes on cash	—	1,028	—	(338)	—	690

Net (decrease) increase in cash and cash equivalents	—	(16,830)	(138)	(5,501)	—	(22,469)
Cash and cash equivalents at beginning of period	1	21,983	668	10,378	—	33,030

Cash and cash equivalents at end of period	$1	$5,153	$530	$4,877	$—	$10,561

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Statement of Cash Flows (Unaudited)

For the nine months ended September 30, 2013

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Cash flows from operating activities:
Net income (loss)	$(20,403)	$19,753	$3,376	$(900)	$—	$1,826
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	13,544	18,724	56	1,809	—	34,133
Dispositions of property and equipment	—	76	13	12	—	101
Deferred income tax provision (benefit)	161	—	(888)	344	—	(383)
Deferred financing and original issue discount amortization	(141)	1,995	—	—	—	1,854
Stock-based compensation expense	6,365	—	—	—	—	6,365
Other non-cash interest expense	—	(391)	—	—	—	(391)
Changes in operating items:
Accounts receivable	—	(18,308)	(1,041)	(7,374)	—	(26,723)
Inventories	—	(2,268)	82	(9,050)	—	(11,236)
Other assets	—	(3,753)	(441)	4,501	—	307
Accounts payable	—	(756)	611	5,915	—	5,770
Interest payable on junior subordinated debentures	1,019	—	—	—	—	1,019
Other accrued liabilities	149	1,337	(490)	4,482	—	5,478
Other items, net	(694)	(104,190)	(385)	107,802	—	2,533

Net cash provided by (used for) operating activities	—	(87,781)	893	107,541	—	20,653

Cash flows from investing activities:
Paulin acquisition	—	(919)	205	(102,704)	—	(103,418)
Capital expenditures	—	(26,826)	(109)	(382)	—	(27,317)

Net cash provided by (used for) investing activities	—	(27,745)	96	(103,086)	—	(130,735)

Cash flows from financing activities:
Borrowings of senior term loans	—	76,800	—	—	—	76,800
Repayments of senior term loans	—	(2,784)	—	—	—	(2,784)
Discount on senior term loans	—	(2,152)	—	—	—	(2,152)
Principal payments under capitalized lease obligations	—	(73)	—	—	—	(73)
Repayment of other credit obligations	—	(683)	—	—	—	(683)

Net cash provided by financing activities	—	71,108	—	—	—	71,108

Effect of exchange rate changes on cash	—	(2,100)	—	1,898	—	(202)

Net (decrease) increase in cash and cash equivalents	—	(46,518)	989	6,353	—	(39,176)
Cash and cash equivalents at beginning of period	1	62,917	429	2,201	—	65,548

Cash and cash equivalents at end of period	$1	$16,399	$1,418	$8,554	$—	$26,372